     EXHIBIT 99.2

                           NWCG Holdings Corporation
                        Pro Forma Financial Information
                             Basis of Presentation


     In March 1995 NWCG sold its investment in WSBK-TV (the "Boston Station") for gross proceeds of $107.5 million. NWCG repaid $19.5 million of the Bank Credit Agreement Loans in March 1995 and $77.3 million of the Step-Up Notes in April 1995 from the net proceeds of the Boston Station sale.

     NWCG purchased certain debt and equity securities of Argyle Television Holding Inc. ("Argyle") for total consideration of approximately $750.4 million, including the $100 million in cash paid for an option in 1994 and assumption of debt of approximately $283.6 million. Argyle controlled four VHF television stations, KDFW-TV (Dallas, Texas), KTBC-TV (Austin, Texas), KTVI-TV (St. Louis, Missouri) and WVTM-TV (Birmingham, Alabama). For financial reporting purposes, the acquisition occurred on March 31, 1995. FCC approval for change in control of the television stations occurred on April 14, 1995. The acquisition has been accounted for as a purchase.

     In July 1995 NWCG purchased Cannell Entertainment Inc. for Series E Cumulative Convertible Redeemable Preferred Stock ("Series E Preferred Stock") valued at approximately $30 million and certain other consideration. The acquisition has been accounted for as a purchase.

     In August 1996 NWCG sold substantially all of the assets of WVTM-TV and its subsidiaries (collectively, the "Birmingham Station") to National Broadcasting Company, Inc. ("NBC") for gross proceeds of $200 million, subject to certain adjustments. NWCG repaid $80.0 million of the Acquisition Credit Agreement debt in August 1996 from the net proceeds of the Birmingham Station sale.

     The following pro forma financial information gives effect to, as of January 1, 1995, the sale of the Boston Station, repayment of a portion of NW Television's debt, the purchase of Argyle, borrowings necessary to fund the Argyle acquisition, the issuance of preferred stock, the sale of the Birmingham Station, and the repayment of a portion of NWCAC's debt. The pro forma financial information does not necessarily reflect the future results or the results that would have occurred had these transactions actually occurred on January 1, 1995 (in thousands, except per share).

                           NWCG Holdings Corporation
                            Pro Forma Balance Sheet
                             (dollars in thousands)
                                 June 30, 1996
                                  (unaudited)


                                                                Historical
                                                   Historical      WVTM     Adjustments        Pro Forma
                                                   -----------  ----------  -----------       -----------
                     ASSETS
Cash                                               $   59,376   $      (2)    $123,986   (a)  $  183,360
Receivables                                           180,187      (5,175)           -           175,012
Television program contract rights                     11,599        (186)           -            11,413
Film Costs                                             81,415           -            -            81,415
Prepaid expenses                                        4,608        (175)           -             4,433
Deferred income taxes                                   4,410           -            -             4,410
                                                   ----------   ---------     --------        ----------
 Total current assets                                 341,595      (5,538)     123,986           460,043
Property, plant and equipment                         212,808      (8,635)           -           204,173
Long-term receivables                                  16,292           -            -            16,292
Television program contracts rights                     5,132         (35)           -             5,097
Film costs                                             35,996           -            -            35,996
Intangible assets and excess reorganization value   1,485,798     (86,398)     (43,995)  (b)   1,355,405
Equity investments                                     38,106           -            -            38,106
Other assets                                           32,150         (20)           -            32,130
                                                   ----------   ---------     --------        ----------
                                                   $2,167,877   $(100,626)    $ 79,991        $2,147,242
                                                   ==========   =========     ========        ==========
      LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses              $   77,992   $  (1,372)    $  9,569   (c)  $   86,189
Television program contracts payable                   14,375         (90)           -            14,285
Deferred income                                        20,364          (7)           -            20,357
Participations and residuals payable                   54,178           -            -            54,178
Current portion of long-term debt and notes
 payable                                               34,092           -       (4,125)  (d)      29,967
                                                   ----------   ---------     --------        ----------
 Total current liabilities                            201,001      (1,469)       5,444           204,976
Noncurrent television program contract rights           6,611         (19)           -             6,592
Long-term debt                                      1,232,612           -      (75,875)  (d)   1,156,737
Other noncurrent liabilities                           23,702        (151)           -            23,551
Participations and residuals payable                   13,303           -            -            13,303
Deferred tax credits                                   74,904           -          814   (e)      75,718
Minority interest                                     347,183           -      (19,792)  (f)     327,391
Redeemable preferred stock                            335,698           -            -           335,698
Commitments and contingencies
Stockholder's equity
 Preferred stock                                            -           -            -                 -
 Common stock                                               -           -            -                 -
 Additional paid-in capital                           519,757           -            -           519,757
 Accumulated deficit                                 (586,894)    (98,987)     169,400   (f)    (516,481)
                                                   ----------   ---------     --------        ----------
  Total stockholder's equity                          (67,137)    (98,987)     169,400             3,276
                                                   ----------   ---------     --------        ----------
                                                   $2,167,877   $(100,626)    $ 79,991        $2,147,242
                                                   ==========   =========     ========        ==========

                           NWCG Holdings Corporation
                       Pro Forma Statement of Operations
                             (dollars in thousands)
                         Six Months Ended June 30, 1996
                                  (unaudited)


                                                                Historical
                                                                Results of
                                                    Historical     WVTM      Adjustments      Pro Forma
                                                    ----------  ----------  -------------     ---------
Net revenues                                         $335,474    $(10,987)  $        -        $324,487
Operating Expenses
 Technical and programming                            192,222      (2,606)           -         189,616
 Selling, general and administrative                   64,782      (2,163)           -          62,619
Depreciation and amortization of intangible assets     38,207      (1,594)        (969)  (g)    35,644
Corporate expenses                                     10,349           -            -          10,349
                                                     --------    --------   ----------        --------
 Income from operations                                29,914      (4,624)         969          26,259
Other income (expense):
 Interest expense                                     (64,793)          -        3,200   (h)   (61,593)
 Interest income and other                               (955)          -        1,946   (i)       991
                                                     --------    --------   ----------        --------
                                                      (65,748)          -        5,146         (60,602)
                                                     --------    --------   ----------        --------
Income (loss) before income taxes                     (35,834)     (4,624)       6,115         (34,343)
Provision for income taxes                              1,159           -          398   (j)     1,557
Minority interest in consolidated subsidiary            8,983           -       (2,185)  (f)     6,798
Equity in earnings of affiliates                        1,397           -            -           1,397
                                                     --------    --------   ----------        --------
Net income (loss)                                    $(24,295)   $ (4,624)  $    4,328        $(24,591)
                                                     ========    ========   ==========        ========

                           NWCG Holdings Corporation
                       Pro Forma Statement of Operations
                             (dollars in thousands)
                          Year Ended December 31, 1995
                                  (unaudited)


                                                                Historical  Historical  Historical
                                                                  Results     Results    Results
                                                                    of           of         of
                                                    Historical     WSBK       Argyle       WVTM     Adjustment       Pro Forma
                                                    ----------  ----------  ----------  ----------  ----------       ----------
Net revenues                                        $ 605,010   $  (5,741)  $  29,628   $ (19,097)  $       -        $ 609,800
Operating Expenses
 Technical and programming                            362,088      (5,189)     10,130      (5,432)          -          361,597
 Selling, general and administrative                  113,123      (1,058)      6,474      (3,570)          -          114,969
Depreciation and amortization of intangible assets     66,608        (798)      6,951      (2,291)     (3,739)  (g)     66,732
Corporate expenses                                     20,506           0       9,761           0      (9,761)  (k)     20,506
                                                    ---------   ---------   ---------   ---------   ---------        ---------
 Income from operations                                42,685       1,304      (3,688)     (7,804)     13,499           45,996
Other income (expense):
 Interest expense                                    (120,297)          -           -           -       2,424   (h)   (117,873)
 Gain on sale of WSBK                                  41,671           -           -           -     (41,671)  (l)          -
 Interest and investment income and other              (4,181)          -           2           -       3,337   (i)       (842)
                                                    ---------   ---------   ---------   ---------   ---------        ---------
                                                      (82,807)          -           2           -     (35,910)        (118,715)
                                                    ---------   ---------   ---------   ---------   ---------        ---------
Income (loss) before income taxes                     (40,122)      1,304      (3,686)     (7,804)    (22,411)         (72,719)
Provision for income taxes                            (34,500)          -        (145)          -      31,254   (j)     (3,391)
Minority interest in consolidated subsidiary           20,839           -           -           -         918   (f)     21,757
Equity in earnings of affiliates                         (607)          -           -           -           -             (607)
                                                    ---------   ---------   ---------   ---------   ---------        ---------
Net income (loss)                                   $ (54,390)    $ 1,304     $(3,831)    $(7,804)    $ 9,761        $ (54,960)
                                                    =========   =========   ==========  =========   =========        =========

                    Notes to Pro Forma Financial Information

     (a) Reflects cash received on the sale of the Birmingham Station, net of cash paid to reduce a portion of NWCAC's debt.

     (b) Reflects an adjustment to intangible assets as a result of a reduction in the valuation allowance recorded for net operating losses.

     (c) Reflects income taxes payable related to the sale of the Birmingham Station, the reduction of accrued interest associated with the reduction of a portion of NWCAC's debt and costs accrued associated with the sale of the Birmingham Station.

     (d) Reflects the reduction of a portion of NWCAC's debt with the net proceeds from the sale of the Birmingham Station.

     (e) Reflects the estimated deferred tax effect of the sale of the Birmingham Station.

     (f)  Reflects adjustment for the sale of the Birmingham Station.

     (g) Reflects the increase of amortization of intangible assets and depreciation of property, plant and equipment based on the fair value assets acquired from Argyle, net of a reduction associated with the sale of the Birmingham Station.

     (h) Reflects adjustments to interest expense for the sale of the Boston Station in 1995, additional borrowings under the Acquisition Credit Agreement to finance the purchase of Argyle and repay Argyle's debt assumed in 1995, and for the sale of the Birmingham Station in 1996.

     (i) Reflects interest income earned on net proceeds from the sale of the Birmingham Station.

     (j) Reflects adjustment of the provision for income taxes in accordance with SFAS No. 109; in 1995, the adjustment is primarily related to the sale of the Boston Station.

     (k) Reflects the elimination of Argyle-related corporate expenses as a result of the consolidation of operations and the adjustment of total corporate expenses based on management's estimate of total corporate expenses.

     (l)  Reflects elimination of the gain for the sale of the Boston
          Station.